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                             POWER OF ATTORNEY

The following persons appearing below hereby appointed Joseph A. Purvis as his or her attorney-in-fact to sign and file on his or her behalf individually and in the capacity stated below such registration statements (including post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of Individual Flexible Premium Deferred Variable Annuity Contracts issued by Southern Farm Bureau Life Insurance Company.

INDIVIDUAL             TITLE                                 DATE OF APPOINTMENT
Bobby Waters           Executive Vice President, Chief
                         Executive Officer and Director      June 1, 1999
Laurence E. Favreau    Senior Vice President, Chief
                         Financial Officer and Director      June 1, 1999
Carl B. Loop, Jr.      President and Chairman
                         of the Board                        May 17, 1999
John Wayne Dollar      First Vice President and
                         Director                            May 17, 1999
Ronald R. Anderson     Director                              May 17, 1999
Donald Childs          Director                              May 18, 1999
Marshall Coyle         Director                              June 29, 1999
Ben Gramling, II       Director                              May 18, 1999
Bruce Hiatt            Director                              May 17, 1999
David Hillman          Director                              May 18, 1999
Bryan Mitchell         Director                              May 18, 1999
Sam Moore              Director                              May 17, 1999
Donald Patman          Director                              May 18, 1999
Wayne F. Pryor         Director                              May 19, 1999
Stanley E. Reed        Director                              February 21, 2000
David Waide            Director                              May 17, 1999
David M. Winkles, Jr.  Director                              May 17, 1999
Larry B. Wooten        Director                              February 21, 2000
J.M. Wright, Jr.       Director                              May 18, 1999